Exhibit 99.1

Imperial Subsidiary Completes Extension to Bank Loan

Evansville, IN, …. March 21, 2011 (OTCQB Symbol….IPMN) Imperial Petroleum, Inc. announced that its wholly-owned subsidiary, e-biofuels, LLC, a Middletown, Indiana biodiesel producer, has signed an extension with its bank to its current agreement until June 30, 2011 to allow the Company additional time to re-finance its senior debt.

“We are pleased with the extension and the willingness of the bank for e-Biofuels to continue to work with us to re-finance the senior debt,” commented Jeffrey T. Wilson, President of Imperial. “We are pursuing a number of financing alternatives to pay off the bank and expand the plant capacity by another 10 MMGPY and we are confident that we will be able to complete a re-financing soon.”

Imperial is an energy company headquartered in Evansville, Indiana.

This press release may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes that the expectations in such statements are reasonable, there can be no assurance that such expectations will prove to be correct.

CONTACT:	Imperial Petroleum, Inc.
Jeffrey T. Wilson, CEO
Phone 812-867-1433
Fax 812-867-1678
email: jtwilsonx1@aol.com